Exhibit 99.1

BST DISTRIBUTION, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED

DECEMBER 31, 2014 AND 2013

INDEPENDENT AUDITORS’ REPORT

To the Stockholders

BST Distribution Inc. and Subsidiary

New York, NY

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of BST Distribution Inc. and Subsidiary (the “Company”), which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years ended December 31, 2014 and 2013, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BST Distribution, Inc. and Subsidiary as of December 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

West Palm Beach, FL

January 11, 2016

2

BST DISTRIBUTION, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,
	2014	2013

Assets
Current Assets:
Cash	$447,816	$330,015
Accounts receivable, net	46,097	976,800
Inventory, net	4,589,796	1,856,024
Due from related parties	5,309	46,636
Prepaid expenses and other current assets	19,711	18,469
Total Current Assets	5,108,729	3,227,944

Property and equipment, net	227,759	100,450

Total Assets	$5,336,488	$3,328,394

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
Accounts payable	$2,646,480	$2,311,347
Accrued expenses	399,651	114,815
Due to related party	-	450,000
Long-term debt, current portion	551,923	450,000
Lease termination payable	110,550	60,000
Total Current Liabilities	3,708,604	3,386,162

Note payable - related party	500,000	-
Long-term debt, net of current portion	67,308	-
Lease termination payable, net of current portion	5,000	65,000
Total Liabilities	4,280,912	3,451,162

Commitments and Contingencies

Stockholders' Equity (Deficit)
Common stock, no par value; 200 shares authorized; 200 shares issued and outstanding as of December 31, 2014 and 2013	-	-
Retained earnings (Accumulated deficit)	1,055,576	(122,768)
Total Stockholders' Equity (Deficit)	1,055,576	(122,768)

Total Liabilities and Stockholders' Equity (Deficit)	$5,336,488	$3,328,394

The accompanying notes are an integral part of the consolidated financial statements.

3

BST DISTRIBUTION, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2014	2013
Revenue:
Net sales	$40,174,155	$16,278,185

Cost of goods sold	34,318,500	13,625,163

Gross profit	5,855,655	2,653,022

Operating expenses:
Selling	2,477,497	918,854
General and administrative	1,679,329	1,366,670
Depreciation and amortization	57,098	73,221
Lease termination	91,000	160,000
Total operating expenses	4,304,924	2,518,745

Income from operations	1,550,731	134,277

Other expense:
Interest expense	(210,744)	(207,235)
Interest expense - related party	(68,983)	(54,194)
Total other expense	(279,727)	(261,429)

Net income (loss)	$1,271,004	$(127,152)

The accompanying notes are an integral part of the consolidated financial statements.

4

BST DISTRIBUTION, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock, no par value		Retained Earnings (Accumulated	Total Stockholders' Equity
	Shares	Amount	Deficit)	(Deficit)
Balance at January 1, 2013	200	$-	$4,384	$4,384

Net loss	-	-	(127,152)	(127,152)

Balance at December 31, 2013	200	-	(122,768)	(122,768)

Distribution to stockholders	-	-	(92,660)	(92,660)

Net income	-	-	1,271,004	1,271,004

Balance at December 31, 2014	200	$-	$1,055,576	$1,055,576

The accompanying notes are an integral part of the consolidated financial statements.

5

BST DISTRIBUTION, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$1,271,004	$(127,152)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	57,098	73,221
Lease termination expense	91,000	160,000
Changes in operating assets and liabilities:
Accounts receivable	930,703	(678,863)
Inventory	(2,733,772)	121,360
Due from affiliates	41,327	(46,636)
Prepaid expenses and other current assets	(1,242)	20,556
Accounts payable	335,133	1,447,059
Accrued expenses	284,836	(30,761)
Lease termination payable	(100,450)	(35,000)
Net cash provided by operating activities	175,637	903,784

Cash flows from investing activities:
Purchases of property and equipment	(184,407)	(14,701)
Net cash used in investing activities	(184,407)	(14,701)

Cash flows from financing activities:
Advances from related party	410,000	270,000
Proceeds from related paty note payable	500,000	-
Proceeds from long-term debt	200,000	450,000
Repayments of long-term debt	(30,769)	(1,600,000)
Repayments of advances from related party	(860,000)	(1,760)
Distributions to members	(92,660)	-
Net cash provided by (used in) financing activities	126,571	(881,760)

Net increase in cash	117,801	7,323
Cash - beginning of year	330,015	322,692

Cash - end of year	$447,816	$330,015

Supplementary cash flow information:
Cash paid during the year for:
Interest	$287,302	$261,429
Taxes	$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

6

BST DISTRIBUTION, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

BST Distribution, Inc. (the “Company”), was formed as a New York state corporation on January 5, 2007. The Company, through its wholly-owned subsidiary, We Sell Cellular, LLC (“We Sell”) (a Delaware limited liability company), primarily engages in the wholesale acquisition and resale of smartphones and related devices from carriers and big box stores.

On October 26, 2015, uSell.com, Inc. (“uSell”) acquired the Company and, in connection with the acquisition, uSell, the Company and We Sell entered into a financing transaction with BAM Administrative Services, LLC (“BAM”), an unrelated third party institution (see Note 10).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Variable Interest Entities

The Company follows guidance which requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has (i) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance, and (ii) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. In addition, this guidance (i) requires ongoing assessments of whether an entity is the primary beneficiary of a variable interest entity, (ii) eliminates the quantitative approach for determining the primary beneficiary of a variable interest entity, (iii) amends certain guidance for determining whether an entity is a variable interest entity and (iv) requires enhanced disclosures. Based upon its analysis, the Company determined that it did not have any variable interest entities as of December 31, 2014 and 2013.

Revenue Recognition

The Company generates revenue from the sales of its cellular telephones and related equipment. The Company recognizes revenue “FOB shipping point.” Delivery to the customer is deemed to have occurred when the customer takes title to the product. Generally, title passes to the customer when the products leave the Company’s warehouse. Payment terms generally require payment once an order is placed. The Company allows customers to return product within 30 days of shipment if the product is defective. Allowances for product returns are recorded as a reduction of sales at the time revenue is recognized based on historical data. The allowance for product returns amounted to approximately $243,000 and $0 at December 31, 2014 and 2013, respectively, which is recorded in accrued expenses in the accompanying consolidated balance sheets. Allowances are adjusted to reflect actual returns. Reserves for product returns were approximately $243,000 and $0 for the years ended December 31, 2014 and 2013, respectively.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents. The Company did not have any cash equivalents at December 31, 2014 and 2013.

7

BST DISTRIBUTION, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable.

The Company minimizes credit risk associated with cash by periodically evaluating the credit quality of its primary financial institutions. At times, the Company’s cash may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. At December 31, 2014 and 2013, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Concentrations of credit risk with respect to accounts receivables is minimal due to the large number of customers comprising the Company’s customer base and generally short payment terms.

Accounts Receivable

Trade accounts receivable represent obligations from the Company’s customers and are recorded net of allowances for cash discounts, doubtful accounts, and sales returns. The Company’s policy is to reserve for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance for doubtful accounts is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company has deemed it unnecessary to establish an allowance for doubtful accounts as of December 31, 2014 and 2013.

Inventory, net

Inventory, comprised of all finished goods, is stated at the lower of cost (average cost method) or market.

Allowances for obsolete inventory are provided based on historical experience of a variety of factors, including sales volume, product life and levels of inventory at the end of the period. The allowance for obsolete inventory was approximately $33,000 at December 31, 2014 and 2013. Write downs of inventory were $0 and $33,000 for the years ended December 31, 2014 and 2013, respectively.

Substantially all of the Company’s inventory purchases are paid for before inventory is received in the Company’s warehouse. Prepaid inventory amounted to approximately $1,386,000 and $676,000 at December 31, 2014 and 2013, respectively, and is included in inventory, net in the accompanying consolidated balance sheets.

Property and Equipment, net

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation on property and equipment is calculated on the straight-line basis over the estimated useful lives of the related assets, which typically range from three to five years. Leasehold improvements are amortized over the shorter of the estimated useful lives or the remaining lease term. Maintenance and repairs are expensed as incurred; expenditures that enhance the value of property or extend their useful lives are capitalized. When assets are sold or returned, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in income.

Long-Lived Assets

The Company periodically reviews the carrying values of its long-lived assets when events or changes in circumstances indicate that it is more likely than not that their carrying values may exceed their realizable values, and records impairment charges when considered necessary. When circumstances indicate that an impairment may have occurred, the Company tests such assets for recoverability by comparing the estimated undiscounted future cash flows expected to result from the use of such assets and their eventual disposition to their carrying amounts. In estimating these future cash flows, assets and liabilities are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows generated by other such groups. If the undiscounted future cash flows are less than the carrying amount of the asset, an impairment loss, measured as the excess of the carrying value of the asset over its estimated fair value, will be recognized. The cash flow estimates used in such calculations are based on estimates and assumptions, using all available information that management believes is reasonable. During the years ended December 31, 2014 and 2013, the Company noted no indicators of impairment.

8

BST DISTRIBUTION, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Shipping and Handling Costs

The Company follows the provisions of Accounting Standards Code (“ASC”) Topic 605-45 (formerly known as Emerging Issues Task Force Issue 00-10, “Accounting for Shipping and Handling Fees and Costs”) regarding shipping and handling costs. Shipping and handling costs included in cost of goods sold were approximately $985,000 and $341,000 for the years ended December 31, 2014 and 2013, respectively.

Advertising

The Company expenses advertising costs as incurred. For the years ended December 31, 2014 and 2013, advertising expense amounted to approximately $3,100 and $0, respectively. Advertising costs are included in general and administrative expenses in the accompanying statements of operations.

Income Taxes

The Company is taxed as an S corporation for Federal and state income tax purposes, whereby the Company's income is reported by the shareholders. Accordingly, no provision other than required minimums has been made for Federal or state income taxes.

The Company's Federal and state income tax returns prior to fiscal year 2012 are closed and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The Company has no unrecognized tax benefits at December 31, 2014 and 2013.

If applicable, the Company recognizes interest and penalties associated with uncertain tax positions as part of the income tax provision and includes accrued interest and penalties with the related tax liability in the consolidated balance sheets.

Fair Value of Financial Instruments

Financial instruments, including cash, accounts receivable, accounts payable and accrued expenses are carried at cost, which management believes approximates fair value due to the short-term nature of these instruments. The fair value of debt approximates its carrying amounts as a market rate of interest is attached to the repayment.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU No. 2014-09, “Revenue from Contracts with Customers” (ASU 201-09). ASU 201-09 provides guidance for revenue recognition and affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets and supersedes the revenue recognition requirements in Topic 605, “Revenue Recognition,” and most industry-specific guidance. The core principle of ASU 2014-09 is the recognition of revenue when a company transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, companies will need to use more judgment and make more estimates than under the current guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09, as amended, is effective for fiscal years beginning after December 15, 2017 and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). The Company is currently evaluating the method and impact the adoption of ASU 2014-09 will have on its consolidated financial statements and disclosures.

In April 2015, the FASB issued ASU No. 2015-03, “Interest - Imputation of Interest” (“ASU 2015-03”). ASU 2015-03 simplifies the presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts or premiums. The recognition and measurement guidance for debt issuance costs would not be affected by the amendments of ASU 2015-03. In August 2015, ASU 2015-03 was amended by ASU No. 2015-15, “Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements” (ASU 2015-15). ASU 2015-15 adds language to ASU 2015-03 based on the SEC Staff Announcement that the SEC would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. For public business entities, ASU 2015-03, as amended by ASU 2015-15, is effective for financial statements issued for fiscal years beginning after December 31, 2015, and interim periods within those fiscal years. For all other entities, ASU 2015-03 is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption is permitted for financial statements that have not been previously issued. The Company does not anticipate that the adoption of ASU 2015-03 will have a material effect on its consolidated financial position or results of operations.

9

BST DISTRIBUTION, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory” (“ASU 2015-11”). ASU 2015-11 requires inventory measured using any method other than last-in, first out (“LIFO”) or the retail inventory method to be subsequently measured at the lower of cost or net realizable value, rather than at the lower of cost or market. Under this ASU, subsequent measurement of inventory using the LIFO and retail inventory method is unchanged. ASU 2015-11 is effective prospectively for fiscal years, and for interim periods within those years, beginning after December 15, 2016. Early application is permitted. The Company is currently evaluating the impact of ASU 2015-11 on its consolidated financial statements.

NOTE 3 – PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	December31,
	2014	2013
Machinery and equipment	$407,593	$363,506
Computer software	106,119	97,518
Leasehold improvements	131,719	-
	645,431	461,024
Less: accumulated depreciation and amortization	(417,672)	(360,574)
	$227,759	$100,450

Depreciation and amortization expense amounted to approximately $57,000 and $73,000 for the years ended December 31, 2014 and 2013.

NOTE 4 – LONG-TERM DEBT

Long-term debt consists of the following:

	December31,
	2014	2013
Revolving Promissory Note	$450,000	$450,000
Loan – On Deck Capital	169,231	-
Total	619,231	450,000
Less: current portion	551,923	450,000
Total long-term debt	$67,308	$-

Revolving Promissory Note

In October 2013, We Sell entered into a revolving promissory note (“Revolving Promissory Note”) with Cellular Network Communications Group, Inc. (“Cellular Network”) providing for aggregate borrowings up to $500,000. The Revolving Promissory Note is due within 45 days of written notice from Cellular Network and bears interest at 30% per annum. Interest is payable monthly in arrears. The Revolving Promissory Note is collateralized by the assets of We Sell. In addition, the members of We Sell pledged 100% of their ownership interests in We Sell as collateral on the Revolving Promissory Note. The Revolving Promissory Note is fully guaranteed by the officers of the Company. At December 31, 2014, the balance of the Revolving Promissory Note was $450,000 and the unused portion of the Revolving Promissory Note was $50,000. The Revolving Promissory Note was repaid during the six months ended June 30, 2015.

10

BST DISTRIBUTION, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Loan – On Deck Capital

In September 2014, We Sell entered into a $200,000 loan agreement with On Deck Capital, Inc. (“On Deck”). The loan requires 104 payments of approximately $2,300 payable in weekly installments and bears interest at approximately 18.3%. The loan is collateralized by the assets of We Sell. At December 31, 2014, the balance of the loan was $169,231. The Company repaid the loan during the six months ended June 30, 2015.

Promissory Note – Matt Wholesale

On June 28, 2012, the Company entered into a $1,600,000 promissory note with Matt Wholesale Distributors LLC. The promissory note was due on January 1, 2013 and provided for a variable rate of interest per annum, payable monthly, along with an additional monthly amount. The Company repaid the $1,600,000 promissory note during the year ended December 31, 2013.

Interest expense amounted to approximately $210,700 and $207,200 for the years ended December 31, 2014 and 2013, respectively.

Principal payment requirements on long-term debt in each of the years subsequent to December 31, 2014 are as follows:

Year Ending December 31,
2015	$551,923
2016	67,308
Total principal payments	$619,231

NOTE 5 – RELATED PARTY TRANSACTIONS

TLT Innovations

The Company conducted certain transactions with TLT Innovations LLC (“TLT Innovations”), a company that is 50% owned by the shareholders of the Company. TLT Innovations distributes cell phone accessories and has limited operations. As of December 31, 2014 and 2013, a net $5,300 and $14,400, respectively, was due from TLT Innovations. The amounts due from TLT Innovations are non-interest bearing, unsecured and due on demand and are included in due from related parties in the accompanying consolidated balance sheets.

Due from Officers

As of December 31, 2014 and 2013, $0 and $31,166 was due from the Company’s officers, respectively. The amounts due from the officers were non-interest bearing, unsecured and due on demand and are included in due from related parties in the accompanying consolidated balance sheets.

Due to Related Party

During the years ended December 31, 2014 and 2013, SBT Distribution, Inc. (“SBT”), a company owned by one of the Company’s officers, advanced the Company $410,000 and $270,000, respectively, to be used for working capital purposes. The advances bore interest at 18%, were unsecured and due on demand. The Company repaid $860,000 and $1,760 of such advances during the years ended December 31, 2014 and 2013, respectively. As of December 31, 2014, no amounts were outstanding under the advances. At December 31, 2013, $450,000 was outstanding under the advances.

Note Payable – Related Party

On November 3, 2014, the Company entered into a $500,000 note with one of its officers. The note is unsecured, matures on November 3, 2016 and bears interest at 18% per annum. As of December 31, 2014, $500,000 was outstanding under the note. The note was repaid in June 2015.

Accounts Payable – Related Parties

Amounts due to related parties totaling $34,000 and $58,000 at December 31, 2014 and 2013, respectively, are included in accounts payable in the accompanying consolidated balance sheets.

11

BST DISTRIBUTION, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Management Fees

We Sell’s President and Chief Executive Officer each receive discretionary management fees annually in addition to their annual compensation and shareholder distributions. Total management fees for the years ended December 31, 2014 and 2013 amounted to approximately $75,000 and $255,000, respectively.

NOTE 6 – LEASE TERMINATION

In December 2013, the Company entered into a settlement agreement with Dawson Holding Company 2 L.P. (“Dawson”) pursuant to which the Company settled a lease termination dispute whereby Dawson claimed that the Company vacated the premises in June 2011 and the Company was liable to Dawson in the amount of $475,000. In accordance with the settlement agreement, the Company settled the dispute for $475,000. The Company paid Dawson $35,000 on the settlement date and is required to pay an additional $125,000 in monthly installments of $5,000 from January 20, 2014 through January 20, 2016. Provided that the Company makes its monthly installment payments in a timely manner, then the remaining $315,000 shall be deemed paid and satisfied in full. In the event that the Company defaults in complying timely and fully with its installment payments, then the Company will be required to pay the remaining $315,000. As of December 31, 2014, the Company has made all of its required installment payments in a timely manner. As of December 31, 2014, $65,000 was outstanding under the agreement.

On May 8, 2014, the Company entered into a settlement agreement with Rechler Equity B-1, LLC (“Rechler”) pursuant to which the Company settled a lease termination dispute. In accordance with the settlement agreement, the Company is required to pay Rechler $91,000, payable in monthly installments of approximately $5,000 through October 15, 2015. As of December 31, 2014, $50,550 was outstanding under the agreement.

NOTE 7 – COMMITMENTS

Operating Lease

The Company leased warehouse and office space through April 2014 from Rechler (see Note 6). The original term of the lease was for 87 months and required scheduled rent increases. In May 2014, the Company began subleasing warehouse and office space on a month to month basis, paying approximately $10,000 per month in rent.

On January 1, 2015, the Company entered into an operating lease agreement for warehouse and office space. The lease commences on January 1, 2015 and expires on December 31, 2019. The lease requires scheduled rent increases. Rent expense will be recognized on a straight-line basis over the term of the lease.

Rent expense for the years ended December 31, 2014 and 2013 amounted to $159,000 and $176,000, respectively. Future minimum lease payments are as follows:

Year Ending December 31,
2015	$61,000
2016	63,000
2017	65,000
2018	67,000
2019	69,000
Total minimum lease payments	$325,000

Legal Matters

On May 29, 2014, Samsung Telecommunications America, LLC (“Samsung”) filed suit in the Dallas County, Texas State District Court against the Company alleging that the Company breached a Distribution Agreement and seeking approximately $152,000 in damages and attorney’s fees. The Company has counterclaimed against Samsung alleging fraud and misrepresentation, breach of contract and estoppel and is seeking to recover out of pocket damages and lost profits, as well as attorney’s fees. The case is consolidated with a case filed by We Sell arising out of the same or similar facts against Samsung alleging fraud and misrepresentation, breach of contract and estoppel. We Sell Cellular is seeking recovery of out of pocket damages, lost profits and attorney fees. Samsung counter claimed against We Sell alleging breach of contract seeking approximately $152,000 in damages plus attorney fees. The consolidated cases are in the discovery phase of litigation. In connection with the acquisition of the Company by uSell (see Note 10), Brian and Scott Tepfer, the Company’s then sole shareholders, agreed to pay all further litigation costs and pay any adverse judgement or settlement amount in exchange for retaining any sums the Company may recover from Samsung.

12

BST DISTRIBUTION, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

From time to time, the Company is involved in legal matters arising in the ordinary course of business. While the Company believes that such matters are currently not material, there can be no assurance that matters arising in the ordinary course of business for which the Company is, or could be, involved in litigation, will not have a material adverse effect on its business, financial condition or results of operations.

NOTE 8 – STOCKHOLDER’S EQUITY

The Company is authorized to issue 200 shares of no par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At December 31, 2014, there were 200 shares of common stock issued and outstanding.

During the year ended December 31, 2014, the Company made a distribution to its shareholders in the amount of $92,660.

NOTE 9 – CUSTOMER AND VENDOR CONCENTRATIONS

Customer Concentration

During the year ended December 31, 2014, one customer represented at least 10% of revenues, accounting for 10% of the Company’s revenues. During the year ended December 31, 2013, one customer represented at least 10% of revenues, accounting for 12% of the Company’s revenues. For the years ended December 31, 2014 and 2013, 16% and 8% of the Company’s revenues, respectively, were originated in Hong Kong.

At December 31, 2014, three customers represented at least 10% of accounts receivable, accounting for 34%, 15% and 11% of the Company’s accounts receivable. At December 31, 2013, one customer represented at least 10% of accounts receivable, accounting for 96% of the Company’s accounts receivable.

Vendor Concentration

During the years ended December 31, 2014 and 2013, one vendor represented at least 10% of purchases, accounting for 73% and 57% of the Company’s purchases, respectively.

At December 31, 2014, four vendors represented at least 10% of accounts payable, accounting for 19%, 16%, 13% and 10% of the Company’s accounts payable. At December 31, 2013, three vendors represented at least 10% of accounts payable, accounting for 46%, 23% and 20% of the Company’s accounts payable.

NOTE 10 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to January 11, 2016, the date that the consolidated financial statements were available to be issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

Small Business Loan

On June 12, 2015, the Company entered into a $1,250,000 U.S. Small Business Administration loan (“Small Business Loan”) with BBCN Bank (“BBCN”). The Small Business Loan matures on June 12, 2025, requires monthly payments of principal and interest of approximately $13,000 and bears interest at prime rate plus 2.0% (initially 5.25%). The Small Business Loan is collateralized by the assets of the Company and is fully guaranteed by the officers of the Company. The Small Business loan was repaid in October 2015, in connection with the acquisition by uSell (see below).

Note Payable – Related Party

On July 27, 2015, the Company entered into a $1,200,000 note with one of its officers. The note was unsecured, due on demand and bore interest at 18% per annum. The note was repaid in September 2015.

13

BST DISTRIBUTION, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Acquisition by uSell

On October 26, 2015, uSell acquired the Company and, in connection with the acquisition, uSell, the Company and We Sell entered into a financing transaction with BAM.

uSell, Brian Tepfer, the Company’s Chief Executive Officer, and Scott Tepfer, the Company’s President (together, the “Tepfers’), entered into a Stock Purchase Agreement (the “SPA”) as a result of which the Company became a wholly-owned subsidiary of uSell. The SPA and the related transactions other than the financing transaction were effective as of October 1, 2015. Prior to closing of the SPA, the Tepfers owned 100% of the outstanding stock of the Company, which owns 100% of the membership interests of We Sell. In exchange for acquiring 100% of the outstanding stock of the Company, uSell issued the Tepfers 9,358,837 shares of uSell common stock (or approximately 49% of uSell on a fully-diluted basis). The acquisition will be accounted for under the acquisition method of accounting. Accordingly, the net assets acquired will be stated at fair value. The final valuation of the consideration transferred will be determined based upon a valuation analysis to be performed by the Company, which is not yet complete as of the date of these consolidated financial statements.

In connection with the closing of the SPA, uSell, the Tepfers, Nikhil Raman, uSell’s Chief Executive Officer (“Raman”), and Daniel Brauser, uSell’s Chairman (“Brauser”) also entered into a Management Agreement related to the future management of the Company and We Sell. The Management Agreement will terminate at such time as the Tepfers have collectively received at least $500,000 in gross proceeds from the sale of uSell stock.

Under the Management Agreement, the Company’s board of directors will consist of two members appointed by the Tepfers, who are initially the Tepfers, and two members appointed by uSell, who initially are Raman and Brauser. The Tepfers may replace their designees upon obtaining the approval of uSell, which will not be unreasonably withheld, and vice-versa. The Management Agreement also provides that the Company will have three officers, two of which will be appointed by the Tepfers and initially are the Tepfers, and one of which will be appointed by uSell and initially is Raman. The Company’s officers may not take certain major actions without the approval of 75% of the members of the Company’s board of directors.

The Management Agreement provides that the initial manager of We Sell will be Raman. uSell may appoint any replacement manager upon obtaining the approval of the Tepfers, which will not be unreasonably withheld. The manager may not take certain major actions without majority approval of the Company’s board of directors, which must include the approval of each of the Tepfers or their replacements. The Management Agreement also provides that We Sell will have three officers: a chairman, who will be the Manager, a chief executive officer, who will initially be Brian Tepfer, and a president, who will initially be Scott Tepfer. We Sell’s officers may not be removed without their express consent, with certain exceptions including termination of their employment. We Sell’s officers may not take certain major actions without the approval of the Manager.

In connection with the closing of the SPA, each of Brian Tepfer and Scott Tepfer entered into employment agreements with the Company and We Sell, effective as of October 1, 2015, pursuant to which Brian Tepfer will serve as Chief Executive Officer of We Sell and Scott Tepfer will serve as President of We Sell. Each agreement has an initial term through December 31, 2018 with non competes extending 12 months following termination of employment. Each agreement will automatically renew for subsequent one-year periods unless otherwise terminated or notice is given of non-renewal. Each of Brian and Scott Tepfer will receive a base salary of $500,000 annually, subject to downward adjustment based on the failure to meet future EBITDA targets, provided that no adjustment may be made below $360,000. In addition, each of the Tepfers will be eligible for a semi-annual target bonus of $250,000, subject to upward and downward adjustment based on the attainment of EBITDA targets. In connection with their employment agreements, the Tepfers also entered into non-compete agreements with the Company and We Sell. These non-compete provisions terminate if uSell fails to meet two agreed upon conditions including the Tepfers electing to sell shares and their failure to receive together at least $6 million from the sale of their uSell common stock by a date four months after uSell files its Form 10-K in 2017.

On October 23, 2015, in connection with the closing of the SPA and related transactions, uSell, the Company, We Sell, BAM, as agent, and the Purchaser, an unrelated institutional investor, entered into a Note Purchase Agreement (the “NPA”) pursuant to which uSell issued and sold the Purchaser a 1% original issue discount Secured Term Note in the aggregate principal amount of $4,040,000 (the “Initial Note”) in exchange for gross proceeds of $4,000,000. Of this sum $1,232,618 was used to repay a lender to We Sell and $300,000 was used to repay a loan to one of the Tepfers. Within six months of the Closing Date, the uSell may, subject to certain conditions, elect to receive up to two additional draws of funds in connection with the issuance of additional 1% original issue discount Secured Term Note (the “Deferred Draw Notes,” and with the “Initial Note,” the “Notes”). The NPA provides that uSell may elect to receive a total of another $4,000,000 under the Deferred Draw Notes in compliance with the covenants under the NPA. On December 1, 2015, uSell elected to borrow an additional $2,000,000 and issued the Purchaser a Deferred Draw Note in the principal amount of $2,020,000.

14

BST DISTRIBUTION, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

In connection with the execution of the NPA and issuance of the Note, uSell, the Company, We Sell and certain of their wholly-owned subsidiaries (collectively, the “Debtors”) entered into a Security Agreement for the benefit of BAM and the Purchaser as secured parties. Pursuant to the Security Agreement, the Debtors granted the secured parties a lien on all of the Debtors’ respective assets, including, but not limited to, equipment, inventory, accounts, and intellectual property. The wholly-owned subsidiaries party to the Security Agreement also jointly and severally guaranteed payment and performance of all obligations under the Notes and related transaction documents.

As additional collateral to guarantee the Notes and related obligations, uSell, the Company and We Sell also entered into a Pledge Agreement for the benefit of BAM and the Purchaser pursuant to which they pledged the equity interests of certain of their wholly-owned subsidiaries, including the Company and We Sell. Under a Collateral Assignment Agreement, uSell also assigned BAM, as agent for the Purchaser, all of uSell’s rights under the SPA.

15